SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 28, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On October 28, 2003, ONEOK, Inc. (the “Company”) announced its wholly owned subsidiary, ONEOK Energy Resources Company, has agreed to acquire approximately $240 million of East Texas gas and oil properties and related gathering systems from Wagner & Brown, Ltd. of Midland, TX.

The Company will acquire approximately 177.2 billion cubic feet of gas equivalent (bcfe) of proved gas reserves, with additional probable and possible gas reserve potential. Current net gas production from these properties is approximately 26,000 thousand cubic feet of gas equivalent (mcfe) per day. The proved reserves yield a reserves-to-production index of 12.4 years and are 91 percent natural gas. The acquisition is expected to close before year’s end.

Initially, the transaction will be financed through short-term borrowings available to the Company. Longer term, the Company may finance this transaction with available cash, the issuance of equity or a combination of both.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1    Press release issued by ONEOK, Inc. dated October 28, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: October 29, 2003	By:	/s/ Jim Kneale

Jim Kneale Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

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